Exhibit 99.1

INTEGRATED BUSINESS SYSTEMS & SERVICES, INC.
REPORTS SECOND QUARTER 2004 RESULTS

COLUMBIA, SC – (BUSINESSWIRE) – August 16, 2004 – Integrated Business Systems and Services, Inc. (IBSS) (OTCBB:IBSS) today announced its financial results for the three and six-month periods ended June 30, 2004.

For the three months ended June 30, 2004, IBSS reported a 36% decline in revenues to $497,839 from $773,963 posted for the comparable three month period in the prior year. Net loss for the second quarter was $577,996, or $.02 basic and diluted loss per share, compared to a net loss of $190,430, or $.01 basic and diluted loss per share, reported for the three months ended June 30, 2003.

Revenue for the six months ended June 30, 2004 decreased 20% to $1,263,519 from $1,574,177 for the same period in 2003. Net loss for the current six month reporting period was $900,197, or $.03 basic and diluted loss per share, compared to a net loss of $578,717, or $.03 basic and diluted loss per share, posted for the comparable six month reporting period in the previous year.

According to Michael Bernard, Chief Financial Officer of the Company, “IBSS’ second quarter results are primarily due to a decline in project orders from our largest customer without a corresponding increase in revenues from other sources. We believe that this reduction in project orders is temporary and is due to transition issues related to the timing of the completion and initiation of specific projects. Therefore, we expect project orders to increase and revenues from all sources to significantly improve over the remainder of 2004. We are pleased by the support that continues to be demonstrated by our investors as evidenced by our recent and on-going capital raising activities. These activities, combined with our active pipeline of prospective new business from new and existing customers, cause us to remain optimistic that our focused growth strategy, centered around our Synapse™ methodology applied to RFID systems and wireless platforms, will ultimately yield notable improvements in our financial performance. However, revenues must increase as we expect and we must obtain additional capital investments in order to continue to implement our business strategy. If either of these events fail to occur, we will experience significant financial challenges.”

George Mendenhall, CEO of IBSS, added, “There is no question that RFID and wireless solutions remain a focal point for the media and industry, in general. With no clear leader established in this space, IBSS is working to assert its technological superiority and capture meaningful share of this explosive market.”

Continuing, Mendenhall said, “Our clients and partners recognize the demonstrated value proposition that IBSS and our solutions represent – in fact, our existing customers are our best source of referrals. Our challenge is to leverage our reputation and successes to aggressively expand and diversify our customer base across numerous industries. To date, we have activity to penetrate healthcare, industrial manufacturing, airport management and consumer services. Although we continue to endure tough growing pains, we have every confidence that IBSS, with its proprietary Synapse™ technology, will ultimately take its place as the preferred and trusted source for comprehensive RFID and wireless solutions.”

About IBSS

IBSS is the creator of Synapse™, a groundbreaking software technology. Synapse™ is a complete framework and methodology used to create, implement and manage a wide variety of dynamic, distributed, networked, and real-time enterprise applications including RFID, quickly and efficiently. Global enterprises utilizing Synapse™ leverage the power of its single, flexible framework to enjoy tremendous time and cost advantages, in the development, deployment and on-going management of customized applications.

Enabled by Synapse™ to take competitive advantage of cutting-edge technologies such as wireless networking, mobile computing and RFID, IBSS and its strategic partners bring solutions to customers for mission-critical applications in manufacturing, distribution, healthcare, finance, insurance, retail, education, and government.

IBSS is headquartered in Columbia, South Carolina. For more information about IBSS and its Synapse™ technologies and services, call 803-736-5595 or 800-553-1038, or visit www.ibss.net.

Except for historical information, the matters discussed in this news release include forward-looking statements that involve a number of risks and uncertainties. Actual results may vary significantly as a result of a number of factors, including, but not limited to, risks associated with the Company’s ability to satisfy its obligations incurred in recent private placements of secured debt, risks in product and technology development and integration, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, and other risk factors detailed in Exhibit 99.1 of our Annual Report on Form 10-KSB for the year ended December 31, 2003 and in other filings the Company makes with the Securities and Exchange Commission. Copies of these filings may be obtained from the Securities and Exchange Commission at its principal office in Washington, DC at prescribed rates by calling 1-800-SEC-0330. These filings are also available electronically through the Internet World Wide Web site maintained by the Securities and Exchange Commission at the Internet address: http://www.sec.gov.

FINANCIAL CHARTS TO FOLLOW

Integrated Business Systems and Services, Inc.
Condensed Balance Sheets

	June 30, 2004	December 31, 2003
	(unaudited)	(audited)
ASSETS:
Current assets:
Cash and cash equivalents	$128,029	$214,925
Accounts receivable, trade	179,219	265,644
Interest receivable	34,712	31,789
Notes receivable	75,000	—
Other prepaid expenses	40,949	726

Total current assets	457,909	513,084

Capitalized software costs, net	16,421	63,172
Property and equipment, net	311,445	377,540
Other assets	50,000	52,000

Total assets	$835,775	$1,005,796

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY:
Current liabilities:
Convertible notes payable, net of discount	$522,195	$496,219
Current portion of long-term debt	9,107	8,664
Accounts payable	53,455	104,505
Accrued liabilities:
Accrued compensation and benefits	233,912	334,978
Accrued payroll taxes	8,667	54,022
Accrued professional fees	253,829	79,073
Accrued interest	44,184	30,543
Accrued rent	40,000	67,604
Other	7,391	25,500
Deferred revenue	48,142	10,063

Total current liabilities	1,220,882	1,211,171

Long-term debt, net of current portion	3,189,294	3,193,960

Total liabilities	4,410,176	4,405,131

Shareholders’ deficiency:
Preferred stock, undesignated par value, 10,000,000 shares, none authorized or issued	—	—
Common stock, no par value, 200,000,000 shares authorized, 31,530,146 and 26,880,404 shares outstanding at June 30, 2004 and December 31, 2003, respectively	21,593,131	20,868,000
Notes receivable officers/directors	(131,080)	(131,080)
Accumulated deficit	(25,036,452)	(24,136,255)

Total shareholders’ deficiency	(3,574,401)	(3,399,335)

Total liabilities and shareholders’ equity (deficiency)	$835,775	$1,005,796

Integrated Business Systems and Services, Inc.
Condensed Statements of Operations
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
Revenues
Services	$381,139	$765,437	$1,109,985	$1,532,101
Licenses	16,000	—	16,000	—
Maintenance and support	28,428	8,526	56,855	17,052
Hardware sales	72,272	—	80,679	25,024

Total revenues	497,839	773,963	1,263,519	1,574,177

Cost of revenues	278,158	288,364	559,311	549,817

Gross profit	219,681	485,599	704,208	1,024,360

Operating expenses

General and administrative	393,032	374,482	774,699	917,483
Sales and marketing	204,653	82,006	433,822	184,434
Research and development costs	163,381	43,873	306,760	101,618

Total operating expenses	761,066	500,361	1,515,281	1,203,535

Loss from operations	(541,385)	(14,762)	(811,073)	(179,175)

Other income (loss and expenses)
Loss on disposal of equipment	—	—	—	(15,465)
Other income (expenses)	959	6,252	(10,497)	16,367
Interest expense	(37,570)	(181,920)	(78,627)	(400,444)

Total other expenses	(36,611)	(175,668)	(89,124)	(399,542)

Net Loss	$(577,996)	$(190,430)	$(900,197)	$(578,717)

Loss per share
Basic and diluted	$(0.02)	$(0.01)	$(0.03)	$(0.03)

Diluted weighted average shares outstanding	29,102,952	22,287,769	28,187,865	22,265,955

At Elite Financial Communications Group, LLC
Investor/Broker/Media Relations
Stephanie Noiseux, Vice President of Client Relations, steph@efcg.net
Andrea Strittmatter, Director of Media Outreach, andrea@efcg.net
407-585-1080